EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-125471, 333-26339, 033-59733, 033-29658, 033-36430, 333-95827, 333-97273, 333-159953, 333-167661, and 333-196183) of Cash America International, Inc. of our report dated March 13, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
February 25, 2016